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                                                     Exhibit C-37

                       AMENDMENT AGREEMENT




     This AMENDMENT AGREEMENT (the "Amendment Agreement"), made as of October 1, 2001, but effective as of the date of the Reorganization (as defined below) among KLT INVESTMENTS INC., a Missouri corporation ("KLT Investments"), KANSAS CITY POWER & LIGHT COMPANY ("KCPL"), GREAT PLAINS ENERGY INCORPORATED ("GPE"), and COMMUNITY REINVESTMENT FUND, INC. ("CRF").

     Reference is made to those certain agreements and certificates described in Exhibit A annexed hereto and made a part hereof (collectively, the "Documents") which have been executed by KLT INVESTMENTS and/or KCPL (as the case may be) in connection with KLT Investments's investment in certain affordable housing partnerships or limited liability companies (hereinafter referred to as the "Partnership").

     The Documents (especially each Agreement between KCPL and
KLT INVESTMENTS, referred to in the Documents and herein as the "Parent Agreement") describe, among other things, KCPL's obligations with respect to KLT INVESTMENTS.

     KCPL, the parent company of KLT INC. (which in turn, is the parent company of KLT INVESTMENTS) anticipates reorganizing into a holding company structure effective on or about October 1, 2001
(the "Reorganization").

     As part of the above described Reorganization, (a) KCPL will become a wholly owned subsidiary of GPE; (b) KCPL will dividend its ownership interest in KLT INC. to GPE; and (c) consolidated income tax returns will be filed by GPE.

     KLT INVESTMENTS, GPE and KCPL wish to obtain the consent of CRF to certain amendments to the Documents, set forth below, in connection with the proposed Reorganization;

     The parties to this Amendment Agreement hereby agree as follows:

     1. All references in the Documents to "Parent Company" shall be deemed to refer to GPE.

     2. All references in each Parent Agreement to KCPL shall be deemed to refer to GPE. By signing this Amendment Agreement, GPE specifically assumes the duties, obligations and liabilities of KCPL under each Parent Agreement and acknowledges the assignment of the Documents to CRF. KCPL is released and discharged from any and all duties, obligations and liabilities arising from or associated with the Documents.

     3. All references in the Documents to a "Tax Sharing Agreement between KCPL and its subsidiaries" shall be deemed to refer to that certain Tax Allocation Agreement between GPE and certain of its subsidiaries dated as of October 1, 2001, which shall be substantially in the form annexed hereto as Exhibit B, and as may be amended from time to time to comply with, or as a result of, changes in federal or state law.

     4. In the event either (i) a credit rating on GPE senior debt from Standard & Poor's or Moody's Investors Service at any time becomes less than investment grade, or (ii) GPE ceases to own at least 80% of the issued and outstanding voting equity securities of KCPL, then CRF shall have the right to cause KLT INVESTMENTS to repurchase all or any part of the Promissory Notes (identified in Exhibit A). GPE shall promptly provide written notice to CRF upon the occurrence of the event referenced in clause (ii) of the preceding sentence. CRF shall exercise its right by providing written notice thereof to KLT INVESTMENTS, identifying the Promissory Notes to be repurchased (the "Repurchased Notes"). If the event giving rise to CRF's right to cause such repurchase continues, KLT INVESTMENTS shall, within sixty (60) days of receipt of such notice, tender to CRF an amount in immediately available funds equal to the aggregate of the unpaid principal amount of the Repurchased Notes, plus accrued and unpaid interest thereon to the date of tender (such amount to be calculated in accordance with the information contained in Exhibit A). CRF shall thereupon mark the Repurchased Notes "paid" and deliver them to KLT INVESTMENTS.

     5. CRF hereby consents to the amendments to the Documents as set forth above.

     6.  KLT INVESTMENTS, KCPL and GPE represent to CRF that this
Amendment Agreement has been properly executed and delivered by each of the parties' respective officers.

     7. This Amendment Agreement shall be construed in accordance with the laws of the State of Missouri.

     8. This Amendment Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall constitute one and the same instrument.

     EXCEPT AS SPECIFICALLY SET FORTH HEREIN, ALL OTHER
REPRESENTATIONS, WARRANTIES, COVENANTS, TERMS AND CONDITIONS OF
THE DOCUMENTS SHALL REMAIN IN FULL FORCE AND EFFECT.

     IN WITNESS WHEREOF, the undersigned has executed this Amendment Agreement under seal as of this first day of October, 2001, to be effective as of the date of the Reorganization.


KLT INVESTMENTS INC.


By:/s/ James P. Gilligan
      Name: James P. Gilligan
      Title: President


KANSAS CITY POWER & LIGHT COMPANY


By:/s/ B. J. Beaudoin
      Name:
      Title:


GREAT PLAINS ENERGY INCORPORATED


By: /s/ B. J. Beaudoin
     Name:
     Title:


COMMUNITY REINVESTMENT FUND, INC.


By:/s/ Mary Tingerthal
     Name: Mary Tingerthal
   Title: Vice President